                                                                     EXHIBIT 3.5

                                    DELAWARE
                                 The First State

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CO-STEEL SAYREVILLE, INC.", CHANGING ITS NAME FROM "CO-STEEL SAYREVILLE, INC." TO "GERDAU AMERISTEEL SAYREVILLE INC.", FILED IN THIS OFFICE ON THE TENTH DAY OF JANUARY, A.D. 2003, AT 3 O'CLOCK P.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.























                                       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State


0831279  8100                                          AUTHENTICATION:   2198719
030020872                                                       DATE:   01-10-03

                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                          OF CO-STEEL SAYREVILLE, INC.

         Co-Steel Sayreville, Inc., a Delaware corporation, by its duly authorized officers, hereby certify as follows:

         1. The name of the corporation is Co-Steel Sayreville, Inc.

         2. The corporation's Certificate of Incorporation is hereby amended by deleting the FIRST Article thereof and by substituting in lieu of said Article the following new FIRST Article:

         "The name of the corporation is Gerdau Ameristeel Sayerville Inc."

         3. The foregoing amendment to the corporation's Certificate of Incorporation was duly adopted on January 9, 2003 in accordance with Section 242 of the General Corporation Law of the Sate [sic] of Delaware (the "GCL") by (i) unanimous written consent of the Board of Directors of the corporation acting without meeting pursuant to Section 141(f) of the GCL followed by (ii) written consent of the holder of all of the corporation's outstanding capital stock pursuant to Section 228(a) of the GCL.

         IN WITNESS WHEREOF, the President of the corporation has executed these Articles of amendment of the Articles of Incorporation this 9th day of January, 2003.


                                           /s/ Phillip E. Casey
                                           -------------------------------------
                                           Phillip E. Casey
                                           President

                                State of Delaware

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------


         I, EDWARD J. FREEL, SECRETARY OF THE STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

         "CO-STEEL MERGER CORPORATION", A DELAWARE CORPORATION WITH AND INTO "NEW JERSEY STEEL CORPORATION" UNDER THE NAME OF "CO-STEEL SAYREVILLE, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTIETH DAY OF JANUARY, A.D. 1998, AT 9 O'CLOCK A.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.





















                                       /s/ Edward J. Freel
                                       -----------------------------------------
                                       Edward J. Freel, Secretary of State

0831279  8100M                                         AUTHENTICATION:   8874312
981021736                                                       DATE:   01-20-98

                       CERTIFICATE OF OWNERSHIP AND MERGER

                         (Pursuant to Section 253 of the
                General Corporation Law of the State of Delaware)

                                     merging

                           CO-STEEL MERGER CORPORATION

                                      into

                          NEW JERSEY STEEL CORPORATION

         CO-STEEL MERGER CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

         DOES HEREBY CERTIFY that:

         FIRST: Co-Steel Merger Corporation ("CSMC") was incorporated on November 19, 1997 pursuant to the General Corporation Law of the State of Delaware.

         SECOND: CSMC is the owner of more than 90% of the outstanding shares of common stock of New Jersey Steel Corporation ("NJSC"), a corporation incorporated on November 18, 1976 pursuant to the General Corporation Law of the State of Delaware under the name of Steel Holdings Corporation, which name was changed to its present name by amendment to its Certificate of Incorporation filed December 1, 1978.

         THIRD: CSMC, by the following resolutions of its Board of Directors (the "Board"), duly adopted by the Board by unanimous written consent, determined to and effective upon the close of business on the date of the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, does hereby merge itself with and into NJSC (the "Merger" in accordance with Section 253(a) of the General Corporation Law of the State of
Delaware:

         WHEREAS, CSMC is the owner of more than 90% of the issued and outstanding common stock, par value $.01 per share ("NJSC Common Stock"), of New Jersey Steel Corporation, a Delaware corporation ("NJSC"); and

         WHEREAS, the NJSC Common Stock is the only issued and outstanding capital stock of NJSC; and

         WHEREAS, in accordance with the Tender Offer Agreement and Agreement and Plan of Merger, dated as of November 21, 1997, (the "Merger Agreement"), among Co-Steel Inc. ("Co-Steel"), CSMC, NJSC and Von Roll Holding AG, CSMC desires to merge itself with and into NJSC pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware;

         NOW, THEREFORE, BE IT RESOLVED, that, subject to the approval of the sole stockholder of CSMC, CSMC merge itself into NJSC (sometimes hereinafter referred to as the "Surviving Corporation"), which will assume all of the obligations of CSMC; and

         RESOLVED, that the terms and conditions of the Merger are as follows:

         1. The authorized capital stock of CSMC consists of 100 shares of Common Stock, par value $.01 par share, of which all 100 shares are issued and outstanding. The authorized capital stock of NJSC consists of (i) 15,000,000 shares of Common Stock, par value $.01, of which 5,920,500 shares are issued and outstanding and (ii) 5,000,000 shares of Preference Stock, par value $.01 per share, of which no shares are issued and outstanding.

         2. CSMC shall be merged into NJSC in accordance with the Laws of the State of Delaware and, upon the effectiveness of the Merger, the separate existence and organization of CSMC shall cease. The Surviving Corporation shall change its name to "Co-Steel Sayreville, Inc.", shall continue its corporate existence under the Laws of the State of Delaware, and shall succeed to and assume all rights, assets, liabilities and obligations of CSMC.

         3. The Merger of CSMC into NJSC shall become effective at such time as a properly executed Certificate of Ownership and Merger, together with any other documents required by law to effectuate such merger, shall be duly filed with the Secretary of State of the State of Delaware, pursuant to Section 253 of the General Corporation Law of the State of Delaware (the "Effective Time").

         4. The Certificate of Incorporation of the Surviving Corporation shall be amended at the Effective Time to read in its entirety as set forth in Exhibit A to the Certificate of Ownership and Merger.

         5. The By-Laws of NJSC as in effect immediately prior to the Effective Time shall become the By-Laws of the Surviving Corporation.

         6. The officers of NJSC immediately prior to the Effective Time shall continue as the officers of the Surviving Corporation, to hold office subject to the Certificate of Incorporation and By-Laws of the Surviving Corporation and the General Corporation Law of the State of Delaware.

         7. The directors of CSMC immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to serve as such until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

         8. At the Effective Time:

                  (a) Each share of common stock, par value $.01 per share ("NJSC Common Stock)"), of NJSC issued and outstanding immediately prior to the

Effective Time, except for (i) shares of NJSC Common Stock then owned beneficially or of record by CSMC, Co-Steel Inc. ("Co-Steel") or any affiliate of Co-Steel, (ii) shares of NJSC Common Stock held in the treasury of NJSC and
(iii) Dissenting Shares (as defined below), shall by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive $23.00 in cash, subject to any applicable withholding or back-up withholding taxes, payable to the holder thereof, without interest thereon, upon surrender of the certificate representing such shares of NJSC Common Stock. Dissenting Shares as used above shall mean shares of NJSC Common Stock which are outstanding immediately prior to the Effective Time and which are held by stockholders who have not consented to the Merger and who shall have delivered a written demand for appraisal of such shares in the manner provided in Section 262 of the General Corporation Law of the State of Delaware.

                  (b) Each share of NJSC Common Stock issued and outstanding immediately prior to the Effective Time which is then owned beneficially or of record by CSMC, Co-Steel or any affiliate of Co-Steel shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and cease to exist, without payment of any consideration therefore and without any conversion thereof.

                  (c) Each share of NJSC Common Stock held in the treasury of NJSC immediately prior to the Effective Time shall, by virtue of the Merger, be cancelled and retired and cease to exist, without payment of any consideration therefor and without any conversion thereof.

                  (d) The holders of certificates representing shares of NJSC Common Stock issued and outstanding immediately prior to the Effective Time cease to have any rights as stockholders of NJSC, except such rights, if any, as they may have pursuant to Section 262 of the General Corporations Law of the State of Delaware, and, except as aforesaid, their sole right shall be the right to receive cash as aforesaid.

                  (e) Each share of common stock par value $.01 per share, of CSMC ("CSMC Common Stock"), issued and outstanding immediately prior to the Effective Time, shall be virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for one fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock").

                  (f) From and after the Effective Time, each outstanding certificate theretofore representing shares of CSMC Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation Common Stock into which such shares of CSMC Common Stock shall have been converted. Promptly after the Effective Time, the Surviving Corporation shall issue to Co-Steel USA Holdings, Inc., the sole stockholder of CSMC, a stock certificate or certificates representing 100 shares of Surviving Corporation Common Stock in exchange for the certificate or certificates which formerly represented shares of CSMC Common Stock, which shall be cancelled.

                  FURTHER RESOLVED, that the President or any Vice President and the Secretary or any Assistant Secretary are authorized and directed on behalf of CSMC pursuant to Section 253 of the General Corporation Law of the State of Delaware to execute, acknowledge and file a Certificate of Ownership and Merger giving effect to the foregoing with the Secretary of State of the State of Delaware, and to take all such further action as they or any of whom deem necessary or advisable to give effect to the foregoing.

                  FOURTH: The Merger has been approved by the written consent of the sole stockholder of CSMC in accordance with Section 228 of the General Corporation Law of the State of Delaware.

                  FIFTH: The name of the surviving corporation of the Merger is "Co-Steel Sayreville, Inc."

                  SIXTH: The Certificate of Incorporation of NJSC shall be the Certificate of Incorporation of the surviving corporation, as amended in its entirety as set forth in Exhibit A attached hereto and made a part hereof.

                  IN WITNESS WHEREOF, Acquisition has caused this certificate to be signed by Lew C. Hutchinson, its President, and attested by Ronald P. Fournier, its Secretary, as of the 19th day of January, 1998.


ATTEST                                    CO-STEEL MERGER CORPORATION


/s/ Ronald P. Fournier                    /s/ Lew C. Hutchinson
-----------------------------             --------------------------------------
Secretary                                 President

                                    EXHIBIT A

                          CERTIFICATE OF INCORPORATION
                                       OF
                            CO-STEEL SAYREVILLE, INC.

         FIRST: The name of the corporation is

                            CO-STEEL SAYREVILLE, INC.

         SECOND: The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at that address is Corporation Service Company.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one hundred (100) shares of Common Stock, each having a par value of one cent ($.01).

         FIFTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director. This provision, however, shall not eliminate or limit the liability of a director, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omission not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction for which the director derived an improper personal benefit.

         SIXTH: The by-laws of the corporation may be made, altered, amended, changed, added to or repealed by the Board of Directors without the assent or vote of the stockholders.

         SEVENTH: The corporation shall, to the full extent authorized or permitted by Section 145 of the Delaware General Corporation Law of the State of Delaware, as amended from time to time, indemnify all officers and directors whom it may indemnify pursuant thereto.

         EIGHTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein or stockholders, directors and officers are subject to this reserved power.

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------


         I, EDWARD J. FREEL, SECRETARY OF THE STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "CO-STEEL MERGER CORPORATION", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF NOVEMBER, A.D. 1997, AT 9 O'CLOCK A.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.







                                             /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

2822898  8100                                          AUTHENTICATION:   8766624
030020872                                                       DATE:   11-19-97

                          CERTIFICATE OF INCORPORATION

                                       OF

                           CO-STEEL MERGER CORPORATION


         FIRST: The name of the Corporation is Co-Steel Merger Corporation (hereinafter the "Corporation").

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is Corporation Service Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title B of the Delaware Code (the "GCL").

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 100 shares of Common Stock, each having a par value of one cent ($.01).

         FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and its directors and stockholders.

                  (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

                  (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

                  (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

                  (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at that time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                  (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior at of the directors which would have been valid if such By-Laws had not been adopted.

         SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designed from time to time by the Board of Directors or in the By-Laws of the Corporation.

         SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         EIGHTH: C. Kenneth Shank is the sole incorporator and his mailing address is c/o Wilentz, Goldman & Spitzer, P.A., 90 Woodbridge Center Drive, Woodbridge, New Jersey 07095.


DATED:   November 19, 1997                      /s/ C. Kenneth Shank
                                                --------------------------------
                                                C. KENNETH SHANK
                                                Sole Incorporator
                                                Wilentz, Goldman & Spitzer, P.A.
                                                90 Woodbridge Center Drive
                                                Woodbridge, NJ 07095